AMENDMENT NO. 1 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JULY 28, 2011

       This Schedule to the Distribution Agreement between Delaware Group Adviser Funds and Delaware
Distributors, L.P. originally entered into as of May 15, 2003 and amended and restated on January 4, 2010 (the
"Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name
Class Names
Total 12b-1 Plan
Fee Rate (per
annum of the
Series' average
daily net assets
represented by
shares of the Class)
Portion
designated as
Service Fee
Rate (per
annum of the
Series' average
daily net assets
represented by
shares of the
Class)
Effective Date
Delaware Diversified Income
Fund
A Class
..30%

June 28, 2002

B Class
1.00%
..25%
June 28, 2002

C Class
1.00%
..25%
June 28, 2002

R Class
..60%

May 15, 2003

Institutional Class

June 28, 2002
Delaware U.S. Growth Fund
A Class
..30%

April 19, 2001

B Class
1.00%
..25%
April 19, 2001

C Class
1.00%
..25%
April 19, 2001

R Class
..60%

May 15, 2003

Institutional Class

April 19, 2001
Delaware International Bond
Fund
A Class
..30%

July 28, 2011

C Class
1.00%
..25%
July 28, 2011

R Class
..60%

July 28, 2011

Institutional Class

July 28, 2011

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By: /s/ J. SCOTT COLEMAN
Name: J. Scott Coleman
Title: Executive Vice President

DELAWARE GROUP ADVISER FUNDS
on behalf of the Series
listed on Schedule I

By: /s/ PATRICK P. COYNE
Name: Patrick P. Coyne
Title: President and Chief Executive Officer

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